UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N Federal Hwy, Suite B200 Boca Raton FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2026, Greenlane Subsidiary Inc. (the “Company”), a wholly-owned subsidiary of Greenlane Holdings, Inc. (“Greenlane”), entered into (a) a Token Purchase and Sale Agreement (the “Purchase and Sale Agreement”) and (b) a Token Lending Agreement (the “Lending Agreement,” and together with the Purchase and Sale Agreement, the “Transaction Agreements”) with Berachain Operations Corporation, a British Virgin Islands Business Company (the “Counterparty”).

Pursuant to the Lending Agreement, the Company (as Lender) may agree to lend to the Counterparty (as Borrower) an amount of USDC and/or USDT stablecoins (the “Lent Tokens”) pursuant to loan confirmation agreements to be agreed between the parties from time to time, accruing interest at a rate to be determined in such agreements . The Counterparty intends to use the Lent Tokens to acquire BERA tokens in the open market or in privately negotiated transactions from various counterparties.

Pursuant to the Purchase and Sale Agreement, the Company (as Buyer) may request to purchase tranches of BERA tokens from the Counterparty (as Seller), pursuant to tranche notices to be agreed between the parties from time to time. The purchase price for each tranche is determined through a combination of time-weighted average price and other pricing mechanics, including protective “market out” provisions. Furthermore, the Purchase and Sale Agreement permits flexible transaction sizing set within a pre-negotiated percentage range.

Under the Purchase and Sale Agreement, the Company may satisfy its payment obligation for any tranche, in whole or in part, by reducing the outstanding amount of Lent Tokens under the Lending Agreement, whereby the Counterparty retains the corresponding portion of the Company’s previously-lent stablecoins as consideration. Together, the Transaction Agreements facilitate the Company to lend stablecoin to the Counterparty for the purpose of executing BERA token purchases. Following such purchases, the Counterparty can resell the acquired BERA to the Company at a predetermined price. In settlement of these transactions, the Counterparty may retain the stablecoin principal and realize any associated trading gains or losses.

The Transaction Agreement contain governance and oversight provisions designed to ensure any transactions thereunder are conducted on an arm’s-length basis. These provisions include independent execution standards, segregation of trading authority, and periodic compliance reporting. In addition, if a liquidity provider or market participant who executes such transactions on behalf of the Counterparty is a related party (as further described below), quarterly attestation reports will be prepared confirming that such liquidity providers or market participants source BERA in the open market.

The Transaction Agreements contain customary representations, warranties, covenants, events of default, and termination provisions. The foregoing description of the Transaction Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Related Party Transaction

The Counterparty has the right, in its discretion, to execute the underlying BERA acquisitions through one or more liquidity providers or market participants. One such liquidity provider is BSQD Corp. (“BSQD”), an entity that is wholly owned by Ben Isenberg, Greenlane’s Chief Investment Officer. Although the Transaction Agreements do not require the Counterparty to route any trades through BSQD, the Counterparty has informed the Company that it may, from time to time, conduct significant transactions with BSQD to source BERA to fulfill its obligations under the Purchase and Sale Agreement. Any such transactions with BSQD would be conducted on an arm’s-length basis at prevailing market prices and conditions.

Mr. Isenberg is considered a related party and the transactions described in this Form 8-K constitute a “related party transaction” as defined by Item 404 of Regulation S-K.

The transactions described in this Form 8-K were unanimously approved by disinterested members of Greenlane’s Board of Directors (the “Board”) before being recommended to the Board for approval and were then unanimously ratified by members of Greenlane’s Audit Committee of the Board (the “Audit Committee”) in accordance with Greenlane’s Related Party Transaction Policy.

In reviewing the transactions described in this Form 8-K, the Audit Committee and the disinterested members of the Board considered all relevant facts and circumstances, including without limitation, whether the transactions with the Counterparty, as described in this Form 8-K, were proposed to be, or were, entered into on terms no less favorable to Greenlane than terms that could have been reached with an unrelated third party, the commercial reasonableness of the terms, the benefit and perceived benefit (or lack thereof) to Greenlane, opportunity costs of alternate transactions, the materiality and character of Mr. Isenberg’ direct or indirect interest, and Mr. Isenberg’s actual or apparent conflict of interest, the Audit Committee and the disinterested members of the Board determined that upon consideration of all relevant information, the transactions described in this Form 8-K were in the best interests of Greenlane and its stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Token Purchase and Sale Agreement, dated February 4, 2026, between Greenlane Subsidiary Inc. and Berachain Operations Corporation
10.2*	Token Lending Agreement, dated February 4, 2026, between Greenlane Subsidiary Inc. and Berachain Operations Corporation
104	Cover Page Interactive Data File (embedded within the inline XRBL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Date: February 9, 2026	By:	/s/ Vanessa Guzmán-Clark
Vanessa Guzmán-Clark
Chief Financial Officer